UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Frontier Communications Parent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On November 7, 2024, Frontier Communications Parent, Inc. (“Frontier”) issued the following press release in connection with Frontier’s special meeting of stockholders to be held on November 13, 2024.

Frontier Communications Comments on ISS and Glass Lewis Recommendations

-	Reiterates Highly Attractive, Certain Value Delivered through an All-Cash Transaction with Verizon
-	Disagrees with ISS’ and Glass Lewis’ Recommendation to Abstain from Voting on the Transaction
-	Reaffirms Recommendation that Stockholders Vote “FOR” the Proposed Transaction with Verizon on November 13

DALLAS -- (BUSINESS WIRE) -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) today issued the following statement in response to reports published by ISS on November 1 and Glass Lewis on November 6 regarding its proposed transaction with Verizon:

Frontier disagrees with ISS’ and Glass Lewis’ recommendation to “Abstain” from voting on the transaction.

Frontier’s Board of Directors believes that Verizon’s all-cash offer of $38.50 per share is highly attractive and creates significant, certain value for stockholders, reflecting a 37% premium to Frontier’s pre-announcement price and an even more significant premium to all other measures of Frontier’s historical stock performance. This outcome was the result of an exhaustive and competitive process that drove a 17% to 28% improvement in value from Verizon’s initial bid range, a significant premium to the only other bidder, and a 60% premium to Frontier’s share price on February 2, 2024, the last trading day prior to the Frontier’s Board and management team’s announcement of a formal and comprehensive review process of all opportunities to unlock shareholder value.

Following this process, the Strategic Review Committee and Board unanimously and unequivocally believe the Verizon transaction is in the best interest of stockholders. The proposed transaction presents superior value over all other potential paths, including Frontier’s standalone plan, offers value certainty at a significant premium and insulates stockholders from potential downside.

Since the announcement of the transaction, Frontier has been in close communication with Verizon and has received every indication that there will be no change to the merger consideration.

An abstention from voting is effectively a vote against the deal. If the transaction is voted down by Frontier stockholders at the special meeting, the merger agreement may be terminated immediately by either Verizon or Frontier without penalty.

If Frontier stockholders decline to approve the proposed transaction on November 13, Frontier will return its full attention to its standalone plan.

The Board continues to recommend that stockholders vote “FOR” the proposed transaction at Frontier’s special meeting on November 13, 2024.

For additional information, please reference our stockholder presentation here.

Your vote is important.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses. For more information, visit www.frontier.com

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Frontier by Verizon Communications Inc. In connection with the proposed transaction, on October 7, 2024, Frontier filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FRONTIER’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov or from Frontier’s Investor Relations webpage at https://investor.frontier.com or by contacting Frontier’s Investor Relations by e-mail at ir@ftr.com.

Forward-Looking Statements

This communication contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, statements that relate to the proposed transaction. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

A wide range of factors could materially affect future developments and performance, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by Frontier’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for Frontier will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Frontier to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on Frontier’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from Frontier’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that Frontier’s stock price may decline significantly if the merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in Frontier’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in Frontier’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

This list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company does not intend, nor does it undertake any duty, to update any forward-looking statements.

Participants in the Solicitation

Frontier and Frontier’s directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Information about Frontier’s directors and executive officers is set forth in the Frontier Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2024. To the extent holdings of Frontier’s securities by its directors or executives officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: John Harrobin on May 7, 2024; William McGloin on May 7, 2024 and June 21, 2024; Scott C. Beasley on May 7, 2024; Mark D. Nielsen on May 7, 2024; John G. Stratton on May 7, 2024; Veronica Bloodworth on May 7, 2024; Alan Gardner on May 7, 2024; Maryann Turcke on May 30, 2024; Kevin L. Beebe on May 30, 2024; George Haywood Young III on May 30, 2024; Pamela L. Coe on May 30, 2024; Lisa Chang on May 30, 2024; Stephen Charles Pusey on May 30, 2024; Pratabkumar Vemana on May 30, 2024; and Margaret Mary Smyth on May 30, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is included in Frontier’s definitive proxy statement relating to the proposed transactions, which was filed with the SEC on October 7, 2024. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at https://investor.frontier.com.